UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

       FRONTIER BEVERAGE COMPANY, INC.

         (Exact name of registrant specified in charter)

Nevada	000-52297	06-1678089
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

                            c/o Paul Law Group, Inc., 902 Broadway, 6th Floor                        10010

New York, NY

                                                (Address of principal executive offices)                           (Zip Code)

(646) 278-9953

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01           Changes in Control of Registrant

    On July 1, 2013, Frontier Beverage Company, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Ruben Yakubov, an unrelated third party, and certain stockholders of the Company, pursuant to which, the Company sold an aggregate of 15,978,000 shares (the “Shares”) of the Company’s common stock par value, $.001 (“Common Stock”) to Mr. Yakubov for an aggregate purchase price of $197,500, constituting approximately 85% of the issued and outstanding Common Stock of the Company.

Mr. Yakubov used his working capital to purchase the Shares.  There are no arrangements or understandings among the Company and Mr. Yukubov and any of their associates with respect to the election of directors or other nominees, and there are no arrangements, including any pledge by any person of the Company's securities of which may at a subsequent date result in a change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

In connection with the sale of a controlling equity interest in the Company to Mr. Yakubov on July 1, 2013, Mr. Terry Harris resigned as sole director and from his executive officer positions held with the Company.  Mr. Harris' resignation was not the result of any disagreements with the Company but a result of a change in control transaction involving the Company that was simultaneously consummated.  Mr. Harris' resignation from his position as sole director and executive officer of the Company, shall become effective ten days following the mailing of an Information Statement on Schedule 14f-1 to the Company's stockholders.

A letter of resignation was received by the Company from Mr. Harris dated July 1, 2013, which is filed as Exhibit 17.1 to this Current Report on Form 8-K and is incorporated herein by reference. Prior to the closing of the Purchase Agreement, the Board of Directors of the Company consisted of Mr. Harris as Sole Director, he also served as President, Secretary, Treasurer, Principal Executive Officer, Principal Financial and Accounting Officer of the Company since November 12, 2009.

Following the closing of the Purchase Agreement and resignation of Mr. Harris, the Company announced the appointment of Mr. Ruben Yakubov as President, Secretary, Treasurer, Principal Executive Officer, Principal Financial and Accounting Officer of the Company with the approval of the Board of Directors of the Company, effective as of July 1, 2013.

Ruben Yakubov, age 41, graduated in 1994 as an economist from Kazakhski Chimiko-Technologitcheski Institute in Chimkent, Kazakhstan. Mr. Yakubov has been working as an economist and financial advisor in various business and financial sectors for almost 19 years. Mr. Yakubov served as a director at Kazstroyservice (“KSS”) for 15 years. KSS is a company based in Kazakhstan, which specializes in projects delivery services. Its services include both construction and infrastructure areas i.e. oil pipelines, oil refinery plants and on-shore/off-shore infrastructure for the oil and gas industry.

Mr. Yakubov is not an officer or director of any other publicly quoted or traded corporation.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Document

17.1

Resignation Letter of Terry Harris

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontier Beverage Company, Inc.

By:	/s/ Ruben Yakubov
Name: Ruben Yakubov
Title: President
Dated: July 8, 2013